Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Dan Rollins
Prosperity Bank Plaza	President and Chief Operating Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	dan.rollins@prosperitybanktx.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS THIRD QUARTER EARNINGS

—	3Q 2008 Operating Earnings Per Share of $0.53 (diluted) (before impairment charge on FNM/FRE perpetual preferred securities)

—	3Q 2008 Net Interest Margin (tax equivalent) increases to 4.15%

—	Non-Performing Assets equal 0.26% of Average Earning Assets

—	Tier 1 Risk Based Capital Ratio is 13.31%

—	Tangible Equity Ratio is 6.28%

—	Total Risk Based Capital is 14.29%

—	Tier 1 Leverage Capital is 7.75%

HOUSTON, October 17, 2008. Prosperity Bancshares, Inc.® NASDAQ: (PRSP), the parent company of Prosperity Bank®, reported earnings for the quarter ended September 30, 2008. Net income for the quarter was $15.447 million or $0.33 per diluted common share, a decrease in net income of $8.401 million or 35.2%, compared with $23.848 million or $0.54 per diluted common share for the same period in 2007. The decrease was primarily due to a $9.116 million after-tax ($14.025 million pre-tax) impairment charge on Fannie Mae and Freddie Mac perpetual preferred securities.

Excluding the impairment charge on Prosperity’s Fannie Mae and Freddie Mac perpetual preferred securities, net income for the quarter would have been $24.563 million or $0.53 per diluted common share, an increase in net income of $715,000 or 3.0%, compared with $23.848 million or $0.54 per diluted common share for the same period in the prior year.

“Over the past few months, we have witnessed dramatic changes in our industry as well as our overall economy,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer. “Never-the-less, our team of experienced bankers continues to perform exceptionally well.”

Since January 1, 2007, Prosperity has completed the following acquisitions: 1st Choice Bancorp, Inc. on June 1, 2008; the Houston branches of Banco Popular North America on January 10, 2008; The Bank of Navasota, N.A. on September 1, 2007; and Texas United Bancshares, Inc. on January 31, 2007. The results of operations for these acquisitions have been included in Prosperity’s consolidated financial statements since their respective purchase dates.

Results of operations for the three months ended September 30, 2008

As a result of actions taken in early September 2008 by the United States Treasury Department and the Federal Housing Finance Agency with respect to Fannie Mae and the Freddie Mac, Prosperity recorded an other-than-temporary impairment and took a non-cash charge of $14.025 million pre-tax ($9.116 million after-tax) to its earnings for the third quarter of 2008 related to the full value of its investments in perpetual preferred securities issued by Fannie Mae and Freddie Mac. The value of these securities decreased materially and it is unclear if and when the value will improve. Please refer to the table on page 4 for operating results excluding the impairment charge.

For the three months ended September 30, 2008, net income was $15.447 million compared with $23.848 million for the same period in 2007. Net income per diluted common share was $0.33 for the three months ended September 30, 2008 and $0.54 for the same period in 2007. Returns on average assets, average common equity and average tangible common equity for the three months ended September 30, 2008 were 0.91%, 5.04% and 16.83%, respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale of securities, ORE and assets and impairment charge on write-down of securities) was 45.30% for the three months ended September 30, 2008.

Net interest income before provision for credit losses for the quarter ended September 30, 2008 increased 12.5% to $57.806 million compared with $51.369 million during the same period in 2007. The increase was attributable primarily to a 10.1% increase in average earning assets and the rate paid on interest-bearing liabilities decreasing at a faster pace than the yield earned on interest earning assets. The net interest margin on a tax equivalent basis increased to 4.15% for the three months ended September 30, 2008 compared with 4.07% for the same period in 2007.

Non-interest income decreased $1.042 million or 7.4% to $13.117 million for the three months ended September 30, 2008 compared with $14.159 million for the same period in 2007. The decrease was mainly attributable to (i) a decrease in net gain/loss on sale of ORE, held for sale loans and other assets (ii) a decrease in other non-interest income due to decreases in dividends paid on Federal Home Loan Bank stock and income from Bank Owned Life Insurance (BOLI), both of which are related to the recent decline in interest rates and (iii) partially offset by an increase in service charges on deposit accounts which was primarily attributed to an increased number of deposit accounts from the Banco Popular and 1st Choice acquisitions as well as an increase in debit card income.

Non-interest expense increased $16.143 million or 53.7% to $46.230 million for the third quarter of 2008 compared with $30.087 million for the third quarter of 2007. The increase was primarily attributable to the $14.025 million pre-tax impairment write-down on Fannie Mae and Freddie Mac perpetual preferred securities. Excluding the impairment write-down, non-interest expense increased $2.118 million, or 7.0% . The increase was due primarily to an increase in salaries and benefits expense due to annual merit increases and incentive programs and to an increase in general operating costs associated with the banking centers acquired in 2008.

Loans at September 30, 2008 were $3.249 billion, an increase of $121.062 million, or 3.9%, compared with $3.128 billion at September 30, 2007. Linked quarter loans decreased 2.0% or $64.711 million, with loans decreasing from $3.313 billion at June 30, 2008. As reflected in the table below, linked quarter loans for the third quarter of 2008 were impacted by the loans acquired as a part of the acquisitions of The Bank of Navasota, the Banco Popular Houston branches and 1st Choice.

Deposits at September 30, 2008 were $5.105 billion, an increase of $320.828 million or 6.7%, compared with $4.784 billion at September 30, 2007. Linked quarter deposits decreased 3.6% from $5.297 billion at June 30, 2008. As reflected in the table below, linked quarter deposits for the third quarter of 2008 were impacted by the deposits assumed as a part of the acquisitions of The Bank of Navasota, the Banco Popular Houston branches and 1st Choice.

	Sept 30, 2008	June 30, 2008	Sept 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Data (at period end)
(In Thousands)

Loans:
Acquired with The Bank of Navasota	$19,980	$21,862	$30,800
Acquired with Banco Popular Houston Branches	2,637	2,207	0
Acquired with 1st Choice Bank	182,780	184,526	0
All other	3,043,220	3,104,733	3,096,755

Total Loans	$3,248,617	$3,313,328	$3,127,555

Deposits:
Assumed with The Bank of Navasota	$55,138	$60,470	$60,526
Assumed with Banco Popular Houston Branches	118,490	127,965	0
Assumed with 1st Choice Bank	262,465	287,996	0
All other	4,668,749	4,820,203	4,723,488

Total Deposits	$5,104,842	$5,296,634	$4,784,014

Average loans increased 4.6% or $146.127 million to $3.289 billion for the quarter ended September 30, 2008 compared with $3.143 billion for the same period of 2007. Linked quarter average loans increased 2.7% or $85.898 million from $3.203 billion at June 30, 2008. Average deposits increased 9.3% to $5.187 billion for the quarter ended September 30, 2008 compared with $4.748 billion for the same period of 2007. Linked quarter average deposits increased 2.9% or $147.411 million from $5.040 billion at June 30, 2008.

At September 30, 2008, construction loans totaled $626.443 million, consisting of approximately $206 million of single family residential construction loans; $74 million of land development loans; $91 million of raw land loans; $101 million of residential lot loans; $36 million commercial lot loans; and $118 million of commercial construction and other construction loans. This is a decrease of $32.226 million from June 30, 2008.

Non-performing assets totaled $14.536 million or 0.26% of average earning assets at September 30, 2008 compared with $9.499 million or 0.19% of average earning assets at September 30, 2007 and $11.651 million or 0.22% of average earnings assets at June 30, 2008. At September 30, 2008, the allowance for credit losses was 1.05% of total loans, compared with 1.14% at September 30, 2007 and 1.03% of total loans at June 30, 2008.

The provision for credit losses was $1.700 million for the three months ended September 30, 2008 and $75,000 for the three months ended September 30, 2007. Net charge offs were $1.805 million for the three months ended September 30, 2008 and $1.313 million for the three months ended September 30, 2007.

At September 30, 2008, Prosperity had $6.788 billion in total assets, $3.249 billion in loans, and $5.105 billion in deposits. Assets, loans and deposits at September 30, 2008 grew by 10.0%, 3.9% and 6.7%, respectively, compared with their level at September 30, 2007.

Results of operations before impairment charge

The following results illustrates the effect of the $14.025 million pre-tax ($9.116 million after-tax) impairment charge on Fannie Mae and Freddie Mac perpetual preferred securities:

	As reported (with charge): 3 months ended Sept 30, 2008	Without charge: 3 months ended Sept 30, 2008	As reported (with charge): 9 months ended Sept 30, 2008	Without charge: 9 months ended Sept 30, 2008
Non-interest income (in thousands)	$13,117	$13,117	$38,862	$38,862
Non-interest expense (in thousands)	46,230	32,205	106,210	92,185
Income before taxes (in thousands)	22,993	37,018	92,557	106,582
Taxes (in thousands)	7,546	12,455	30,735	35,644
Net income (in thousands)	15,447	24,563	61,822	70,938
Return on average assets	0.91%	1.44%	1.25%	1.44%
Return on average common equity	5.04%	8.02%	6.97%	8.00%
Return on average tangible common equity	16.83%	26.76%	23.42%	26.87%
Earnings per share (basic)	$0.34	$0.53	$1.37	$1.58
Earnings per share (diluted)	$0.33	$0.53	$1.37	$1.57
Shareholders’ equity (in thousands)	$1,229,180	$1,229,180	$1,229,180	$1,229,180

Results of operations for the nine months ended September 30, 2008

For the nine months ended September 30, 2008, net income was $61.822 million compared with $67.071 million for the same period in 2007. Net income per diluted common share was $1.37 for the nine months ended September 30, 2008 compared with $1.56 for the same period in 2007. The decrease was primarily due to a $9.116 million after-tax impairment charge on Fannie Mae and Freddie Mac perpetual preferred securities.

Excluding the impairment charge on the Fannie Mae and Freddie Mac perpetual preferred securities, net income for the nine months would have been $70.938 million or $1.57 per diluted common share, an increase in net income of $3.867 million or 5.8%, compared with $67.071 million or $1.56 per diluted common share for the same period in the prior year.

Returns on average assets, average common equity and average tangible common equity for the nine months ended September 30, 2008 were 1.25%, 6.97% and 23.42%, respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale of securities, ORE and assets and impairment charge on write-down of securities) was 45.51% for the nine months ended September 30, 2008.

Net interest income before provision for credit losses for the nine months ended September 30, 2008 increased $14.970 million or 10.1%, to $163.772 million compared with $148.802 million during the same period in 2007. The increase was attributable primarily to an 8.1% increase in average earning assets and the rate paid on interest-bearing liabilities decreasing at a faster pace than the yield earned on interest earning assets.

Non-interest income decreased $813,000 or 2.1% to $38.862 million for the nine months ended September 30, 2008 compared with $39.675 million for the same period in 2007. The decrease was mainly attributable to (i) a decrease in net gain/loss on sale of ORE and sales of held for sale loans, (ii) a decrease in other non-interest income which includes decreases in dividends paid on Federal Home Loan Bank stock and trust and investment income and (iii) partially offset by an increase in service charges on deposit accounts. The increase in service charges on deposit accounts is primarily attributed to an increased number of deposit accounts from the Banco Popular and 1st Choice acquisitions as well as an increase in debit card income. The decrease in trust and investment income and gains on sales of held for sale loans was due to the Prosperity’s dissolution of the trust department and mortgage department acquired from Texas United Bancshares, Inc. in 2007.

Non-interest expense increased $18.780 million or 21.5% to $106.210 million for the first nine months of 2008 compared with $87.430 million for the same period in 2007. The increase was attributable primarily to the $14.025 million pre-tax impairment write-down on Fannie Mae and Freddie Mac perpetual preferred securities. Excluding the impairment write-down, non-interest expense increased $4.755 million, or 5.4% . The increase was due primarily to an increase in salaries and benefits expense due to annual merit increases and incentive programs and to an increase in general operating costs associated with the banking centers acquired in 2008.

The provision for credit losses was $3.867 million for the nine months ended September 30, 2008 and $640,000 for the nine months ended September 30, 2007. Net charge offs were $4.611 million for the nine months ended September 30, 2008 and $2.480 million for the nine months ended September 30, 2007.

Conference Call

Prosperity’s management team will host a conference call on Friday, October 17, 2008 at 10:30 a.m. Eastern Daylight Savings Time (9:30 a.m. Central Daylight Savings Time) to discuss Prosperity’s third quarter earnings. Individuals and investment professionals may participate in the call by dialing 1-800-894-5910, the reference code is PBTX.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybanktx.com. The webcast may be accessed directly from Prosperity’s Investor Relations page by clicking on the “3rd Quarter Results and Webcast” link.

Acquisition of 1st Choice Bancorp, Inc.

On June 1, 2008, Prosperity completed its previously announced acquisition of 1st Choice Bancorp, Inc. and its wholly owned subsidiary, 1st Choice Bank. 1st Choice Bancorp, Inc. operated two (2) banking offices in Houston, Texas, with one location in South Houston and another in the Heights area, which was consolidated with Prosperity’s Heights location and is located in 1st Choice’s Heights banking office. As of May 31, 2008, 1st Choice Bancorp reported total assets of approximately $314.9 million, loans of approximately $192.7 million, deposits of approximately $285.2 million and stockholders’ equity of approximately $26.4 million.

In connection with the acquisition, Prosperity issued 1,757,757 shares of its common stock and paid approximately $18.758 million in cash for all outstanding shares of 1st Choice Bancorp.

Acquisition of Banco Popular’s Houston Branches

On January 10, 2008, Prosperity Bank® completed its previously announced acquisition of six (6) Houston retail bank branches from Banco Popular North America. The branches had approximately $125 million in combined deposits. All six (6) locations are now operating as full service banking centers of Prosperity Bank®.

Acquisition of The Bank of Navasota, N.A.

On September 1, 2007, Prosperity completed its previously announced acquisition of The Bank of Navasota, N.A. Navasota is located between Hempstead and College Station and bridges the gap between Prosperity’s banking centers in northwest Houston, including Hempstead, and its five (5) locations in Bryan-College Station. The Bank of Navasota operated one (1) banking office in Navasota, Grimes County, Texas, which became a full service banking center of Prosperity Bank. As of August 31, 2007, The Bank of Navasota reported total assets of approximately $73.4 million, loans of approximately $33.0 million, deposits of approximately $63.8 million and shareholders’ equity of approximately $9.1 million.

In connection with the acquisition, Prosperity issued 251,454 shares of its common stock and paid approximately $8.625 million in cash for all outstanding shares of The Bank of Navasota.

Prosperity Bancshares, Inc.®

Prosperity Bancshares, Inc.®, a $6.8 billion Houston, Texas based regional financial holding company, formed in 1983, operates under a community banking philosophy and seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. Prosperity currently operates one hundred thirty-one (131) full service banking locations; forty-six (46) in the Houston CMSA; thirty-three (33) in the South Texas area including Corpus Christi and Victoria; twenty-six (26) in the Dallas/Fort Worth metroplex; two (2) in the East Texas area; twenty-four (24) in the Central Texas area including Austin, Bryan/College Station and San Antonio.

Prosperity Bank® operates the following full service banking centers:

Central Texas	Cedar Hill	Downtown	South Texas Area -
Area -	Central Expressway	Fairfield
	Frisco	Gessner	Corpus Christi -
Austin -	Frisco - West	Gladebrook	Airline
Allandale	Kiest	Harrisburg	Carmel
Cedar Park	Preston Road	Heights	Everhart
Congress	Red Oak	Highway 6 West	Northwest
183	The Colony	Hillcroft	Saratoga
Lakeway	Turtle Creek	Holcombe	Woodlawn
Liberty Hill	Westmoreland	Little York	Water Street
Oak Hill		Medical Center
Research Blvd	Fort Worth -	Memorial Drive	Other South Texas
Round Rock	Haltom City	Pasadena	Locations -
	Keller	Pecan Grove	Alice
Bryan/College	Roanoke	River Oaks	Aransas Pass
Station -	Stockyards	Sugar Land	Bay City
Bryan		SW Medical Center	Beeville
Bryan- East	Other Dallas/Fort	Tanglewood	Cuero
Bryan- North	Worth Locations -	Uptown	East Bernard
College Station	Azle	Waugh Drive	Edna
Wellborn Road	Blooming Grove	Westheimer	El Campo
	Corsicana	Woodcreek	Goliad
Other Central	Ennis		Gonzales
Texas Locations -	Gainesville	Other Houston Area	Hallettsville
Caldwell	Mesquite	Locations -	Kingsville
Dime Box	Muenster	Angleton	Mathis
Flatonia	Sanger	Cinco Ranch	Palacios
La Grange	Waxahachie	Cleveland	Pleasanton
Lexington		Dayton	Port Aransas
Navasota	East Texas Area -	Galveston	Port Lavaca
New Braunfels	Crockett	Hempstead	Portland
San Antonio	Grapeland	Hitchcock	Rockport
Schulenburg		Katy	Seguin
Weimar	Houston Area -	Liberty	Sinton
		Magnolia	Victoria
Dallas/Fort Worth	Houston -	Mont Belvieu	Victoria - North
Area -	Aldine	Needville	Wharton
	Bellaire	Sweeny	Yoakum
Dallas -	CityWest	Tomball	Yorktown
Abrams Centre	Clear Lake	Waller
Balch Springs	Copperfield	West Columbia
Camp Wisdom	Cypress	Winnie
Wirt

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by our management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares®, and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with “small-cap” companies. These and various other factors are discussed in our most recent Annual Report on Form 10-K and other reports and statements we have filed with the SEC. Copies of the SEC filings for Prosperity Bancshares’s® may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

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Prosperity Bancshares, Inc. ®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sept 30, 2008	Sept 30, 2007	Sept 30, 2008	Sept 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Selected Earnings and Per Share Data

Total interest income	$84,846	$88,004	$251,290	$255,168
Total interest expense	27,040	36,635	87,518	106,366

Net interest income	57,806	51,369	163,772	148,802
Provision for credit losses	1,700	75	3,867	640

Net interest income after provision for credit losses	56,106	51,294	159,905	148,162

Total non-interest income	13,117	14,159	38,862	39,675
Total non-interest expense(A)	46,230	30,087	106,210	87,430

Net income before taxes	22,993	35,366	92,557	100,407
Federal income taxes	7,546	11,518	30,735	33,336

Net income(B)	$15,447	$23,848	$61,822	$67,071

Basic earnings per share(C)	$0.34	$0.54	$1.37	$1.58
Diluted earnings per share(C)	$0.33	$0.54	$1.37	$1.56
Period end shares	46,072	44,110	46,072	44,110
Weighted average shares outstanding (basic)	46,065	43,910	45,038	42,521
Weighted average shares outstanding (diluted)	46,302	44,254	45,217	42,934

(A)	Total non-interest expense for the three and nine months ended September 30, 2008 includes a $14.025 million pre-tax impairment charge on write-down of securities.
(B)	Earnings for the three and nine months ended September 30, 2008 includes a $14.025 million pre-tax, or $9.116 million after-tax, impairment charge on write-down of securities.
(C)

Earnings for the three and nine months ended September 30, 2008 includes a $14.025 million pre-tax, or $9.116 million after-tax, impairment charge on write-down of securities which resulted in a $0.19 and $0.20 decrease in basic and diluted earnings per share to $0.34 and $0.33, respectively, for the three months ended September 30, 2008 and a $0.21 and $0.20 decrease in basic and diluted earnings per share to $1.37 and $1.37, respectively, for the nine months ended September 30, 2008.

Prosperity Bancshares, Inc. ®

Financial Highlights

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	Sept 30, 2008	Sept 30, 2007	Sept 30, 2008	Sept 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Averages

Total loans	$3,289,203	$3,143,076	$3,212,176	$3,078,065
Investment securities	2,292,571	1,892,030	2,134,396	1,865,847
Federal funds sold and other temporary investments	18,854	51,880	61,264	58,117

Total earning assets	5,600,628	5,086,986	5,407,836	5,002,029
Allowance for credit losses	(33,746)	(35,862)	(32,839)	(34,742)
Cash and due from banks	134,849	144,822	137,177	142,965
Goodwill	811,726	739,422	785,853	707,644
Core Deposit Intangibles (CDI)	46,240	48,070	44,840	40,610
Other real estate	6,972	2,070	8,984	1,383
Fixed assets, net	124,828	121,067	124,082	115,778
Other assets	109,952	126,699	112,720	111,100

Total assets	$6,801,449	$6,233,274	$6,588,653	$6,086,767

Non-interest bearing deposits	$1,266,924	$1,170,352	$1,212,379	$1,123,452
Interest bearing deposits	3,920,291	3,577,406	3,842,826	3,578,165

Total deposits	5,187,215	4,747,758	5,055,205	4,701,617
Securities sold under repurchase agreements	95,533	82,973	81,390	72,724
Federal funds purchased and other borrowings	146,172	116,609	106,572	97,757
Junior subordinated debentures	92,265	119,328	101,429	128,522
Other liabilities	55,105	66,678	61,405	48,678
Shareholders’ equity(D)	1,225,159	1,099,928	1,182,652	1,037,469

Total liabilities and equity	$6,801,449	$6,233,274	$6,588,653	$6,086,767

(D)

Includes ($3,643) and ($2,990), in after-tax unrealized gains (losses) on available for sale securities for the three month periods ending September 30, 2008 and September 30, 2007, respectively and ($1,109) and ($2,462) for the nine month periods ending September 30, 2008 and September 30, 2007, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	Sept 30, 2008	Sept 30, 2007	Sept 30, 2008	Sept 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income Statement Data
Interest on loans	$56,925	$64,036	$171,393	$185,919
Interest on securities	27,834	23,316	78,473	67,021
Interest on federal funds sold and other earning assets	87	652	1,424	2,228

Total interest income	84,846	88,004	251,290	255,168

Interest expense—deposits	23,874	31,794	78,029	92,328
Interest expense—debentures	1,410	2,358	4,987	7,852
Interest expense—other	1,756	2,483	4,502	6,186

Total interest expense	27,040	36,635	87,518	106,366

Net interest income (E)	57,806	51,369	163,772	148,802
Provision for credit losses	1,700	75	3,867	640

Net interest income after provision for credit losses	56,106	51,294	159,905	148,162

Service charges on deposit accounts	11,348	10,785	32,581	29,908
Net gain on sale of assets	34	188	715	182
Net (loss) gain on sale of ORE	(210)	452	(648)	552
Brokered mortgage income	74	188	296	574
Net gain on sale of held for sale loans	46	269	229	1,202
Gain on sale of securities	0	58	0	58
Other non-interest income	1,825	2,219	5,689	7,199

Total non-interest income	13,117	14,159	38,862	39,675

Salaries and benefits (F)	17,526	16,365	50,407	48,163
CDI amortization	2,562	2,586	7,513	7,297
Net occupancy and equipment	3,088	2,665	8,765	7,759
Depreciation	1,955	1,895	5,812	5,656
Data processing and software amortization	1,319	1,290	3,971	3,447
Impairment charge on write-down of securities	14,025	0	14,025	0
Other non-interest expense	5,755	5,286	15,717	15,108

Total non-interest expense	46,230	30,087	106,210	87,430

Net income before taxes	22,993	35,366	92,557	100,407
Federal income taxes	7,546	11,518	30,735	33,336

Net income available to common shareholders(G)	$15,447	$23,848	$61,822	$67,071

(E)

Net interest income on a tax equivalent basis would be $58,471 and $52,182 for the three months ended September 30, 2008 and September 30, 2007, respectively and $165,995 and $151,088 for the nine months ended September 30, 2008 and September 30, 2007, respectively.

(F)

Salaries and benefits includes equity compensation expenses of $470 and $534 for the three months ended September 30, 2008 and September 30, 2007, respectively and $1,111 and $1,491 for the nine months ended September 30, 2008 and September 30, 2007, respectively.

(G)	Earnings for the three and nine months ended September 30, 2008 includes a $14.025 million pre-tax, or $9.116 million after-tax, impairment charge on write-down of securities.

Prosperity Bancshares, Inc. ®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sept 30, 2008	Sept 30, 2007	Sept 30, 2008	Sept 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Common Share and Other Data
Employees—FTE	1,366	1,369	1,366	1,369

Book value per share	$26.68	$25.19	$26.68	$25.19
Tangible book value per share	$8.08	$7.18	$8.08	$7.18

Period end shares outstanding	46,072	44,110	46,072	44,110
Weighted average shares outstanding (basic)	46,065	43,910	45,038	42,521
Weighted average shares outstanding (diluted)	46,302	44,254	45,217	42,934

Non-accrual loans	$2,757	$1,645	$2,757	$1,645
Accruing loans 90 or more days past due	4,083	6,273	4,083	6,273
Restructured loans	0	0	0	0

Total non-performing loans	6,840	7,918	6,840	7,918
Repossessed assets	158	121	158	121
Other real estate	7,538	1,460	7,538	1,460

Total non-performing assets	$14,536	$9,499	$14,536	$9,499

Allowance for credit losses at end of period	$33,981	$35,536	$33,981	$35,536

Net charge-offs	$1,805	$1,313	$4,611	$2,480

Basic earnings per share(H)	$0.34	$0.54	$1.37	$1.58

Diluted earnings per share(H)	$0.33	$0.54	$1.37	$1.56

(H)

Earnings for the three and nine months ended September 30, 2008 includes a $14.025 million pre-tax, or $9.116 million after-tax, impairment charge on write-down of securities which resulted in a $0.19 and $0.20 decrease in basic and diluted earnings per share to $0.34 and $0.33, respectively, for the three months ended September 30, 2008 and a $0.21 and $0.20 decrease in basic and diluted earnings per share to $1.37 and $1.37, respectively, for the nine months ended September 30, 2008.

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended		Nine Months Ended
	Sept 30, 2008	Sept 30, 2007	Sept 30, 2008	Sept 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Performance Ratios
Return on average(I) assets (annualized)	0.91%	1.53%	1.25%	1.47%
Return on average common(I) equity (annualized)	5.04%	8.67%	6.97%	8.62%
Return on average tangible(I) common equity (annualized)	16.83%	30.53%	23.42%	30.92%
Net interest margin(J) (tax equivalent) (annualized)	4.15%	4.07%	4.10%	4.04%
Efficiency ratio(K)	45.30%	46.41%	45.51%	46.58%

Asset Quality Ratios
Non-performing assets to average earning assets	0.26%	0.19%	0.27%	0.19%
Non-performing assets to loans and other real estate	0.45%	0.30%	0.45%	0.30%
Net charge-offs to average loans	0.05%	0.04%	0.14%	0.08%
Allowance for credit losses to total loans	1.05%	1.14%	1.05%	1.14%

Common Stock Market Price
High	$46.48	$36.00	$46.48	$37.11
Low	$23.32	$27.70	$21.96	$27.70
Period end market price	$33.99	$33.16	$33.99	$33.16

(I)

Earnings for the three and nine months ended September 30, 2008 includes a $14.025 million pre-tax, or $9.116 million after- tax, impairment charge on write-down of securities which resulted in a 53 and 19 basis point decrease in return on average assets to 0.91% and 1.25%, respectively, a 298 and 103 basis point decrease in return on average equity to 5.04% and 6.97%, respectively, and a 993 and 345 basis point decrease in return on average tangible common equity to 16.83% and 23.42%, respectively.

(J)	Net interest margin for all periods presented is calculated on an actual 365 or actual 366 day basis.
(K)

Calculated by dividing total non-interest expense (excluding credit loss provisions) by net interest income plus non-interest income (excluding net gains and losses on the sale of securities, ORE and assets and impairment charge on write-down of securities). Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Sept 30, 2008		June 30, 2008		March 31, 2008		December 31, 2007
	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
Balance Sheet Data (at period end)

Loan Portfolio
Commercial	$470,099	14.5%	$486,817	14.7%	$452,635	14.3%	$453,644	14.5%
Construction	626,443	19.3%	658,669	19.9%	664,679	21.0%	683,171	21.7%
1-4 family residential	574,583	17.7%	568,377	17.1%	546,765	17.3%	526,338	16.7%
Home equity	95,962	3.0%	95,774	2.9%	94,559	3.0%	93,877	3.0%
Commercial real estate	1,229,219	37.8%	1,241,872	37.5%	1,161,668	36.7%	1,148,709	36.6%
Agriculture	133,123	4.1%	135,421	4.1%	119,346	3.8%	114,019	3.6%
Consumer	119,188	3.6%	126,398	3.8%	121,975	3.9%	123,213	3.9%

Total Loans	$3,248,617		$3,313,328		$3,161,627		$3,142,971

Deposit Types
Non-interest bearing DDA	$1,263,407	24.7%	$1,285,493	24.3%	$1,202,622	24.3%	$1,168,069	23.5%
Interest bearing DDA	707,055	13.9%	750,214	14.2%	769,440	15.5%	1,004,761	20.2%
Money Market	1,147,559	22.5%	1,213,710	22.9%	1,042,744	21.1%	970,112	19.5%
Savings	246,370	4.8%	251,815	4.7%	239,633	4.8%	223,161	4.5%
Time < $100	814,165	15.9%	840,744	15.9%	819,671	16.6%	791,818	16.0%
Time > $100	926,286	18.2%	954,658	18.0%	874,608	17.7%	808,486	16.3%

Total Deposits	$5,104,842		$5,296,634		$4,948,718		$4,966,407

Loan to Deposit Ratio	63.6%		62.6%		63.9%		63.3%

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Sept 30, 2008	June 30, 2008	Mar 31, 2008	Dec 31, 2007	Sept 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Data (at period end)

Total loans	$3,248,617	$3,313,328	$3,161,627	$3,142,971	$3,127,555
Investment securities(L)	2,294,403	2,235,703	2,086,382	1,857,606	1,804,326
Federal funds sold and other temporary investments	25,748	14,230	32,268	193,043	101,173

Total earning assets	5,568,768	5,563,261	5,280,277	5,193,620	5,033,054
Allowance for credit losses	(33,981)	(34,085)	(32,067)	(32,543)	(35,536)
Cash and due from banks	159,386	170,966	159,754	178,247	141,662
Goodwill	811,916	811,391	769,013	753,909	745,650
Core deposit intangibles	44,974	47,536	43,577	46,069	48,689
Other real estate	7,538	6,655	11,612	10,207	1,460
Fixed assets, net	123,823	125,000	123,806	120,044	120,794
Other assets	105,485	103,010	108,761	102,790	114,751

Total assets	$6,787,909	$6,793,734	$6,464,733	$6,372,343	$6,170,524

Demand deposits	$1,263,407	$1,285,493	$1,202,622	$1,168,069	$1,165,089
Interest bearing deposits	3,841,435	4,011,141	3,746,096	3,798,338	3,618,925

Total deposits	5,104,842	5,296,634	4,948,718	4,966,407	4,784,014
Securities sold under repurchase agreements	100,310	99,225	70,942	84,581	79,484
Federal funds purchased and other borrowings	219,671	42,089	125,360	31,466	31,988
Junior subordinated debentures	92,265	92,265	112,885	112,885	112,885
Other liabilities	41,641	45,916	58,761	49,573	50,908

Total liabilities	5,558,729	5,576,129	5,316,666	5,244,912	5,059,279
Shareholders’ equity(M)	1,229,180	1,217,605	1,148,067	1,127,431	1,111,245

Total liabilities and equity	$6,787,909	$6,793,734	$6,464,733	$6,372,343	$6,170,524

(L)

Includes $1,220, ($633), $3,903, ($7,795) and ($2,924) in unrealized gains (losses) on available for sale securities for the quarterly periods ending September 30, 2008, June 30, 2008, March 31, 2008, December 31, 2007 and September 30, 2007, respectively.

(M)

Includes $793, ($411), $2,537, ($5,067) and ($1,901) in after-tax unrealized gains (losses) on available for sale securities for the quarterly periods ending September 30, 2008, June 30, 2008, March 31, 2008, December 31, 2007 and September 30, 2007, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Three Months Ended
	Sept 30, 2008		June 30, 2008	Mar 31, 2008	Dec 31, 2007		Sept 30, 2007
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Income Statement Data
Interest on loans	$56,925		$55,948	$58,520	$61,682		$64,036
Interest on securities	27,834		25,856	24,783	22,446		23,316
Interest on federal funds sold and other earning assets	87		175	1,162	1,313		652

Total interest income	84,846		81,979	84,465	85,441		88,004

Interest expense- deposits	23,874		25,210	28,945	30,354		31,794
Interest expense- debentures	1,410		1,558	2,019	2,206		2,358
Interest expense- other	1,756		1,240	1,506	1,247		2,483

Total interest expense	27,040		28,008	32,470	33,807		36,635

Net interest income	57,806		53,971	51,995	51,634		51,369
Provision for credit losses	1,700		1,000	1,167	120		75

Net interest income after provision for credit losses	56,106		52,971	50,828	51,514		51,294

Service charges on deposits accounts	11,348		10,727	10,506	11,029		10,785
Net gain on sale of assets	34		676	4	91		188
Net (loss) gain on sale of ORE	(210)		(478)	39	(6)		452
Brokered mortgage income	74		113	109	105		188
Net gain on sale of held for sale loans	46		110	73	132		269
Gain on sale of securities	0		0	0	28		58
Other non-interest income	1,825		1,918	1,948	1,869		2,219

Total non-interest income	13,117		13,066	12,679	13,248		14,159

Salaries and benefits	17,526		16,751	16,130	15,747		16,365
CDI amortization	2,562		2,459	2,492	2,620		2,586
Net occupancy and equipment	3,088		2,867	2,810	2,775		2,665
Depreciation	1,955		1,920	1,937	1,955		1,895
Data processing and software amortization	1,319		1,361	1,291	1,123		1,290
Impairment charge on write-down of securities	14,025		0	0	9,975		0
Other non-interest expense	5,755		5,502	4,460	5,218		5,286

Total non-interest expense	46,230		30,860	29,120	39,413		30,087

Net income before taxes	22,993		35,177	34,387	25,349		35,366
Federal income taxes	7,546		11,740	11,449	8,268		11,518

Net income available to common shareholders	$15,447	(N)	$23,437	$22,938	$17,081	(O)	$23,848

(N)	Earnings for the three months ended September 30, 2008 includes a $14.025 million pre-tax, or $9.116 million after-tax, impairment charge on write-down of securities.
(O)	Earnings for the three months ended December 31, 2007 includes a $9.975 million pre-tax, or $6.5 million after-tax, impairment charge on write-down of securities.

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended
	Sept 30, 2008		June 30, 2008	Mar 31, 2008	Dec 31, 2007		Sept 30, 2007
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Comparative Quarterly Asset Quality, Performance & Capital Ratios
Return on average assets (annualized)	0.91	%(P)	1.43%	1.43%	1.11	%(Q)	1.53%
Return on average common equity (annualized)	5.04	%(P)	7.96%	8.02%	6.09	%(Q)	8.67%
Return on average tangible equity (annualized)	16.83	%(P)	26.93%	27.28%	20.83	%(Q)	30.53%
Net interest margin (tax equivalent) (annualized)	4.15%		4.10%	4.03%	4.12%		4.07%

Employees—FTE	1,366		1,397	1,374	1,359		1,369

Efficiency ratio	45.30%		46.17%	45.06%	45.45%		46.41%
Non-performing assets to average earning assets	0.26%		0.22%	0.33%	0.30%		0.19%
Non-performing assets to loans and other real estate	0.45%		0.35%	0.55%	0.49%		0.30%
Net charge-offs to average loans	0.05%		0.04%	0.05%	0.10%		0.04%
Allowance for credit losses to total loans	1.05%		1.03%	1.01%	1.04%		1.14%

Tier 1 risk-based capital	13.31%		12.70%	13.16%	13.13%		13.03%

Total risk-based capital	14.29%		13.67%	14.11%	14.11%		14.11%

Tier 1 leverage capital	7.75%		7.87%	7.91%	8.09%		7.83%

Tangible equity to tangible assets	6.28%		6.04%	5.94%	5.88%		5.89%

Equity to assets	18.11%		17.92%	17.76%	17.69%		18.01%

(P)

Earnings for the three months ended September 30, 2008 includes a $14.025 million pre-tax, or $9.116 million after-tax, impairment charge on write-down of securities, which resulted in a 53 basis point decrease in return on average assets to 0.91%, a 298 basis point decrease in return on average equity to 5.04% and a 993 basis point decrease in return on average tangible common equity to 16.83%.

(Q)

Earnings for the three months ended December 31, 2007 includes a $6.5 million after-tax impairment charge on write-down of securities, which resulted in a 41 basis point decrease on return on average assets to 1.11%, a 231 basis point decrease on return on average equity to 6.09% and a 790 basis point decrease on return on average tangible common equity to 20.83%.

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended September 30, 2008
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$3,289,203	$56,925	6.89%
Investment securities	2,292,571	27,834	4.86%
Federal funds sold and other temporary investments	18,854	87	1.84%

Total interest earning assets	5,600,628	$84,846	6.03%

Allowance for credit losses	(33,746)
Non-interest earning assets	1,234,567

Total assets	$6,801,449

Interest Bearing Liabilities:
Interest bearing demand deposits	$712,741	$1,565	0.87%
Savings and money market deposits	1,439,838	6,783	1.87%
Certificates and other time deposits	1,767,712	15,526	3.49%
Securities sold under repurchase agreements	95,533	631	2.63%
Federal funds purchased and other borrowings	146,172	1,125	3.06%
Junior subordinated debentures	92,265	1,410	6.08%

Total interest bearing liabilities	4,254,261	$27,040	2.53%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,266,924
Other liabilities	55,105

Total liabilities	5,576,290
Shareholders’ equity	1,225,159

Total liabilities and shareholders’ equity	$6,801,449

Net Interest Income & Margin		$57,806	4.11%

Net Interest Income & Margin
(tax equivalent)		$58,471	4.15%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended September 30, 2007
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$3,143,076	$64,036	8.08%
Investment securities	1,892,030	23,316	4.93%
Federal funds sold and other temporary investments	51,880	652	4.99%

Total interest earning assets	5,086,986	$88,004	6.86%

Allowance for credit losses	(35,862)
Non-interest earning assets	1,182,150

Total assets	$6,233,274

Interest Bearing Liabilities:
Interest bearing demand deposits	$795,016	$3,880	1.94%
Savings and money market deposits	1,214,542	9,503	3.10%
Certificates and other time deposits	1,567,848	18,411	4.66%
Securities sold under repurchase agreements	82,973	935	4.47%
Federal funds purchased and other borrowings	116,609	1,548	5.27%
Junior subordinated debentures	119,328	2,358	7.84%

Total interest bearing liabilities	3,896,316	$36,635	3.73%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,170,352
Other liabilities	66,678

Total liabilities	5,133,346
Shareholders’ equity	1,099,928

Total liabilities and shareholders’ equity	$6,233,274

Net Interest Income & Margin		$51,369	4.01%

Net Interest Income & Margin
(tax equivalent)		$52,182	4.07%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Nine Months Ended September 30, 2008
	Average Balance	Interest Earned / Interest Paid	Average Yield / Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$3,212,176	$171,393	7.13%
Investment securities	2,134,396	78,473	4.90%
Federal funds sold and other temporary investments	61,264	1,424	3.10%

Total interest earning assets	5,407,836	$251,290	6.21%

Allowance for credit losses	(32,839)
Non-interest earning assets	1,213,656

Total assets	$6,588,653

Interest Bearing Liabilities:
Interest bearing demand deposits	$775,730	$6,338	1.09%
Savings and money market deposits	1,354,694	20,875	2.06%
Certificates and other time deposits	1,712,402	50,816	3.96%
Securities sold under repurchase agreements	81,390	1,809	2.97%
Federal funds purchased and other borrowings	106,572	2,693	3.38%
Junior subordinated debentures	101,429	4,987	6.57%

Total interest bearing liabilities	4,132,217	$87,518	2.83%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,212,379
Other liabilities	61,405

Total liabilities	5,406,001
Shareholders’ equity	1,182,652

Total liabilities and shareholders’ equity	$6,588,653

Net Interest Income & Margin		$163,772	4.05%

Net Interest Income & Margin
(tax equivalent)		$165,995	4.10%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Nine Months Ended September 30, 2007
	Average Balance	Interest Earned / Interest Paid	Average Yield / Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$3,078,065	$185,919	8.08%
Investment securities	1,865,847	67,021	4.79%
Federal funds sold and other temporary investments	58,117	2,228	5.13%

Total interest earning assets	5,002,029	$255,168	6.82%

Allowance for credit losses	(34,742)
Non-interest earning assets	1,119,480

Total assets	$6,086,767

Interest Bearing Liabilities:
Interest bearing demand deposits	$830,770	$12,803	2.06%
Savings and money market deposits	1,211,118	26,800	2.96%
Certificates and other time deposits	1,536,277	52,725	4.59%
Securities sold under repurchase agreements	72,724	2,319	4.26%
Federal funds purchased and other borrowings	97,757	3,867	5.29%
Junior subordinated debentures	128,522	7,852	8.17%

Total interest bearing liabilities	3,877,168	$106,366	3.67%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,123,452
Other liabilities	48,678

Total liabilities	5,049,298
Shareholders’ equity	1,037,469

Total liabilities and shareholders’ equity	$6,086,767

Net Interest Income & Margin		$148,802	3.98%

Net Interest Income & Margin
(tax equivalent)		$151,088	4.04%

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